                                SERV-TECH, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement") is made effective this 3rd day of August, 1994, between Serv-Tech, Inc., a Texas corporation ("Company") and John M. Slack, an employee of the Company ("Optionee"), which parties agree as follows:

         INTRODUCTION. In November, 1993 (the "Grant Date"), the Company granted to the Optionee an incentive stock option ("Incentive Stock Option") to purchase 20,000 shares of the Company's common stock, par value $.50 per share, ("Common Stock") exercisable in five equal increments on each anniversary date thereof of each option, beginning one year after the Grant Date. The Company and the Optionee are now in the process of negotiating the Optionee's separation from employment, to be effective as of September 30, 1994. As part of such separation, the Company's Compensation Committee (the "Committee") has approved the extension of the exercise period of the Incentive Stock Option to September 30, 1996 (the "Extension") and the acceleration of the exercisability of the Incentive Stock Option to September 30, 1994. As a result of the Extension, the Incentive Stock Option has been modified so as to amount to a new option grant and has been replaced by this nonqualified stock option. It is the purpose and intent of this Agreement to set forth the terms and conditions of the Optionee's right to acquire Common Stock hereunder.

         1. GRANT AND STOCK OPTION. The Company hereby grants to the Optionee the right to acquire 20,000 shares of the Company's Common Stock (the "Option Stock"), as set forth in Paragraph 3 hereof. The Option granted hereunder shall become effective on the date of this Agreement and, unless sooner terminated under the provisions thereof, shall expire at 12:00 midnight on September 30, 1996.

         2. PURCHASE PRICE. The purchase price of the Option Stock shall be $7.75 per share.

         3. EXERCISE. Subject to the limitations contained herein, the Optionee may exercise this Option to purchase the shares of Option Stock at any time after the date hereof and before 12:00 p.m. midnight on September 30, 1996. At 12:00 p.m. midnight on September 30, 1996, the Option created under this Agreement shall expire and be of no further force and effect. No partial exercise of this Option may be for less than one hundred (100) full shares. In no event shall the Company be required to issue fractional shares as a result of an exercise of this Option.

         Subject to the foregoing limitations and such limitations as appear below, this Option shall be exercised by giving written notice to the Company pursuant to Paragraph 10 of this Agreement. Such notice shall state the number of shares with respect to which this Option is being exercised and shall specify a date which shall be not less than 15 nor more than 30 days after the date of such notice as the date on which the shares will be taken up and payment made therefor in cash, personal check, or bank cashier's check, or the equivalent, at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for the delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of this Option may be terminated by the Company with respect to such number of shares covered by this Agreement and not yet acquired pursuant thereto.

         4. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable or assignable by Optionee, otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him. This Option shall not be pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process except with the express consent of the Company.

         5. DEATH OF OPTIONEE. If the Optionee dies during the time this Option is exercisable, his Option privileges which could otherwise be exercised by him if living shall be exercisable only by the Optionee's personal representative, unless the Optionee's will specifically disposes of this Option, in which case such exercise shall be made only by the recipient of such specific disposition. However, in no event may this Option be exercisable to any extent by anyone after September 30, 1996.

         6.      ADJUSTMENTS.

                 (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities-of-the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment (if any is required) shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof, then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option with a corresponding adjustment in the Option price per share.

                 (b) In the event of the dissolution or liquidation of the Company, any Option shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby which he is otherwise eligible to purchase pursuant to the terms of the Plan and any Option Agreement executed in connection with the grant of the Option.

                 (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then:

                     (i) If there is no plan or agreement respecting the
                 Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate as provided in Section 6(b); or

                    (ii) If there is a Reorganization Agreement and if the
                 Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision thereof) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options. The term "Reorganization" as used in this
                 Section 6(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

                 (d) Adjustments and determinations under this Section 6 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

         7. SHARES RESERVED. The Company will, at all times during the term of this Agreement, reserve and keep available such number of shares of Option Stock as will be sufficient to satisfy the requirements of this Agreement and will pay all fees and expenses necessarily incurred by the Company in connection with the issuance of such shares.

         8. SUCCESSORS. This Agreement will be binding upon any successor of the Company.

         9. NO RIGHT TO OPTION STOCK. The Optionee shall have no rights as a shareholder by reason of this Agreement and shall have only those rights expressly conferred by this Agreement.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid to:

         If to the Company, addressed to:

         Serv-Tech, Inc.
         5200 Cedar Crest Blvd.
         Houston, Texas 77087

         If as to Optionee, addressed to the address for notice set forth beneath Optionee's signature below.

         Delivery may also be made to any other address for notice as either party shall hereafter notify the other party in writing, from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective October 11, 1994.

                                           SERV-TECH

                                           By: /s/ RICHARD L. DAERR
                                              ----------------------------------
                                              Richard L. Daerr, President & CEO


                                           OPTIONEE:

                                           /s/ JOHN M. SLACK
                                           -------------------------------------
                                           John M. Slack

                                           Address for Notice:

                                           3502 Forest City Drive
                                           Kingwood, Texas 77339

                                SERV-TECH, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement") is made effective this 3rd day of August, 1994, between Serv-Tech, Inc., a Texas corporation ("Company") and John M. Slack, an employee of the Company ("Optionee"), which parties agree as follows:

          INTRODUCTION. On July 31, 1993 the Company granted to the Optionee an incentive stock option ("Incentive Stock Option") to purchase 20,000 shares of the Company's common stock, par value $.50 per share, ("Common Stock"). Under the Incentive Stock Option, the Optionee currently has the right to purchase 12,000 shares (the right to purchase the remaining 8,000 shares being referred to herein as the "Non-Vested Portion of the Incentive Stock Option"). The Company and the Optionee are now in the process of negotiating the Optionee's separation from employment, to be effective as of September 30, 1994. As part of such separation, the Company's Compensation Committee (the "Committee") has approved the extension of the exercise period of the Non-Vested Portion of the Incentive Stock Option to September 30, 1996 (the "Extension") and the acceleration of the exercisability of the Non-Vested Portion of the Incentive Stock Option to September 30, 1994. As a result of the Extension, the Non-Vested Portion of the Incentive Stock Option has been modified so as to amount to a new grant and has been replaced by this nonqualified stock option. It is the purpose and intent of this Agreement to set forth the terms and conditions of the Optionee's right to acquire Common Stock hereunder.

         1. GRANT AND STOCK OPTION. The Company hereby grants to the Optionee, the right to acquire 8,000 shares of the Company's Common Stock (the "Option Stock"), as set forth in Paragraph 3 hereof. The Option granted hereunder shall become effective on the date of this Agreement and, unless sooner terminated under the provisions thereof, shall expire at 12:00 midnight on September 30, 1996.

         2. PURCHASE PRICE. The purchase price of the Option Stock shall be $6.625 per share.

         3. EXERCISE. Subject to the limitations contained herein, the Optionee may exercise this Option to purchase the shares of Option Stock at any time after the date hereof and before 12:00 p.m. midnight on September 30, 1996. At 12:00 p.m. midnight on September 30, 1996, the Option created under this Agreement shall expire and be of no further force and effect. No partial exercise of this Option may be for less than one hundred (100) full shares. In no event shall the Company be required to issue fractional shares as a result of an exercise of this Option.

         Subject to the foregoing limitations and such limitations as appear below, this Option shall be exercised by giving written notice to the Company pursuant to Paragraph 10 of this Agreement. Such notice shall state the number of shares with respect to which this Option is being exercised and shall specify a date which shall be not less than 15 nor more than 30 days after the date of such notice as the date on which the shares will be taken up and payment made therefor in cash, personal check, or bank cashier's check, or the equivalent, at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for the delivery of such shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of this Option may be terminated by the Company with respect to such number of shares covered by this Agreement and not yet acquired pursuant thereto.

         4. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable or assignable by Optionee, otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him. This Option shall not be pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process except with the express consent of the Company.

         5. DEATH OF OPTIONEE. If the Optionee dies during the time this Option is exercisable, his Option privileges which could otherwise be exercised by him if living shall be exercisable only by the Optionee's personal representative, unless the Optionee's will specifically disposes of this Option, in which case such exercise shall be made only by the recipient of such specific disposition. However, in no event may this Option be exercisable to any extent by anyone after September 30, 1996.

         6.      ADJUSTMENTS.

                 (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment (if any is required) shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof, then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option with a corresponding adjustment in the Option price per share.

                 (b) In the event of the dissolution or liquidation of the Company, any Option shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby which he is otherwise eligible to purchase pursuant to the terms of the Plan and any Option Agreement executed in connection with the grant of the Option.

                 (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then:

                      (i) If there is no plan or agreement respecting the
                 Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate as provided in Section 6(b); or

                    (ii) If there is a Reorganization Agreement and if the
                 Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision thereof) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options. The term "Reorganization" as used in this
                 Section 6(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

                 (d) Adjustments and determinations under this Section 6 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

         7. SHARES RESERVED. The Company will, at all times during the term of this Agreement, reserve and keep available such number of shares of Option Stock as will be sufficient to satisfy the requirements of this Agreement and will pay all fees and expenses necessarily incurred by the Company in connection with the issuance of such shares.

         8. SUCCESSORS. This Agreement will be binding upon any successor of the Company.

         9. NO RIGHT TO OPTION STOCK. The Optionee shall have no rights as a shareholder by reason of this Agreement and shall have only those rights expressly conferred by this Agreement.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid to:

         If to the Company, addressed to:

         Serv-Tech, Inc.
         5200 Cedar Crest Blvd.
         Houston, Texas 77087

         If as to Optionee, addressed to the address for notice set forth beneath Optionee's signature below.

         Delivery may also be made to any other address for notice as either party shall hereafter notify the other party in writing, from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective October 17, 1994.

                                           SERV-TECH, INC.

                                           By: /s/ RICHARD L. DAERR
                                              ----------------------------------
                                               Richard L. Daerr, President & CEO

                                           OPTIONEE:

                                           /s/ JOHN M. SLACK
                                           -------------------------------------
                                           John M. Slack

                                           Address for Notice:

                                           3502 Forest City Drive
                                           Kingwood, Texas 77339